Exhibit 99.1

Thomas Liguori Compensation Package

1.	Base Salary: $650,000 per year
2.	Participation in Valmont’s 2024 Annual Incentive Plan (AIP) – Corporate Plan with a target of 80% of base salary (prorated for 2024) and capped at 2x bonus target.
3.	Participation in the Long Term Performance Share (LTIP) Plans for 2023-2025 (prorated from start date) and 2024-2026 (prorated from start date) with a target value of 80% of base salary.
4.	Participation in the stock element of Valmont’s long-term incentive plans, with eligibility for a grant in December 2024 with a target value of 160% of base salary. At the time of retirement, all unvested LTIP shares will be vested.
5.	Participation in Valmont’s non-qualified deferred compensation plan, VERSP 401(k) plan, health and welfare benefit plans.
6.	New Hire Equity Grant for Equity Replacement:
a.	Award of $160,000 in restricted unit Stock Units as of the start date, with three-year tiered vesting (1/3 per year) using the standard Valmont agreement form.
7.	Stock ownership guideline of 2.5x of Base Salary.
8.	Full relocation package.